                                                                   EXHIBIT 23(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Proxy Statement/Prospectus constituting part of this Registration Statement on Form F-4 of the Vodafone Group Plc of our report dated February 16, 1999, with respect to the financial statements of Mannesmann Mobilfunk GmbH, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, which report is included in or incorporated by reference in AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

Dusseldorf, Germany, April 21, 1999

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellchaft
Wirtschaftsprufungsgesellschaft

/s/ Scheffler                  /s/ Haas
Wirtschaftsprufer              Wirtschaftsprufer

Scheffler                      Haas
Wirtschaftsprufer              Wirtschaftsprufer